Exhibit 99.2

BioSig Technologies, Inc.

CORPORATE SUMMARY

April 2023

BioSig Technologies, Inc. (NASDAQ: BSGM) is a medical technology company focused on deciphering the body's electrical signals, starting with heart rhythms. By leveraging a first-of-its-kind combination of hardware and software, BioSig delivers unprecedented cardiac signal clarity, ending the reliance on mixed signals and reading between the lines. The Company operates within the rapidly growing electrophysiology (EP) marketplace—a market projected to reach $16B by 2028 with an 11.2% growth rate.*	BioSig Technologies, Inc. 55 Greens Farms Road Westport, CT 06680 www.biosigtech.com info@biosigtech.com

BioSig's first product, the PURE EP™ Platform, is an FDA 510(k) cleared non-invasive class II device, that removes the unnecessary distractions, noise, and signal interruptions inherent in traditional approaches to capturing cardiac signals—preserving access to the full-spectrum of raw signal data and delivering clear actionable insights that can be explored for highly-tailored, efficient procedures in the treatment of arrhythmias.	Kenneth L. Londoner CEO, Co-Founder, Chairman BioSig Technologies, Inc. Phone: (203) 409-5444, x133 klondoner@biosigtech.com

The PURE EP™ Platform is already an integral part of many well-respected healthcare systems, including Mayo Clinic, Texas Cardiac Arrhythmia Institute, Cleveland Clinic, and Kansas City Heart Rhythm Institute.	Andrew Ballou Vice President, Investor Relations BioSig Technologies, Inc. Phone: (203) 409-5444, x133 aballou@biosigtech.com

CORPORATE SUMMARY

*Global Market Insights Inc. March 08, 2022.

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KEY GROWTH DRIVERS

Advanced Technology

●	While the field of cardiology has advanced in innumerable ways, platforms for capturing cardiac signaling have not kept pace. BioSig is solving the critical unmet need for delivering better cardiac signaling information that can potentially help improve success rates of ablation procedures, which are fast becoming first-line procedures to treat arrhythmias.	●	The PURE EP™ Platform combines noise-dampening physical hardware with one-of-a-kind algorithms and customizable software features to eliminate distortion and provide vital data analysis and pure cardiac signals that allow for enhanced evaluation and confidence in the treatment of arrhythmias.

Market Opportunity

●	The global electrophysiology market is expected to exceed US $16B by 2028 and is growing at a compound annual growth rate (CAGR) of 11.2%.

KOL Support

●	The PURE EP™ Platform is in use by many of the nation's leading medical centers and physicians, including Dr. Andrea Natale and Dr. G. Joseph Gallinghouse of Texas Cardiac Arrhythmia Institute; Dr. Dhanunjaya “DJ” Lakkireddy of Kansas City Heart Rhythm Institute, and Oussama Wazni, MD of Cleveland Clinic

●	The Company achieved proof of concept validation through UCLA and has performed numerous preclinical and clinical studies at leading Medical Centers of Excellence. In 2017, the Company inked a 10-year strategic collaboration with Mayo Clinic. More recently, the Company signed a Master Research Agreement with Cleveland Clinic to explore expanded applications for the PURE EP™ Platform.

RECENT HIGHLIGHTS

Signed Purchase Agreement with Bellin Health in Green Bay, Wisconsin	Announced Multi-System Evaluation Agreement with Cleveland Clinic
Signed Purchase Agreement with San Antonio Methodist Hospital	Surpassed 3,000 procedures
Signed Purchase Agreement with Kansas City Rhythm Institute at Overland Park Medical Center	59 allowed/issued design and utility patents
PURE EP™ highlighted in a peer-reviewed case report (JAFIB- EP)	Clinical data acquired by PURE EP™ published in the Journal of Cardiovascular Electrophysiology
Signed Master Agreement with Hospital Corporation of America (HCA)	Selected Plexus Corp. as its manufacturing partner

CORPORATE SUMMARY
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THE PURE EP™ PLATFORM

A unique combination of proprietary hardware and software, The PURE EP™ Platform removes unnecessary distractions to preserve the value of cardiac signals and delivers clear, actionable insights for today's electrophysiologist. PURE EP™ is demonstrating impact on hospital profitability through innovative feature designs not found in any other platform.

Reduce EP lab noise and artifacts
Deliver clean, superior intracardiac signal visualization
Offer customizable, advanced software modularity
Enhance clinical workflow and increase throughput
Empower physicians with actionable insights
Improve clinical decision-making

The company's subscription model supports operational expenditure goals by optimizing case-by-case and day-to-day department expenses, removing the burden of ownership and maintenance. With a comprehensive suite of tools and software upgrades, the PURE EP™ Platform can deliver the latest developments in electrophysiology to physicians as they emerge, with the flexibility to add enhancements as desired.

A GROWING GLOBAL MARKET

The Cardiac Arrhythmia Epidemic:

14.4M Americans suffer from cardiac arrhythmias.

Two of the most prevalent, complex and potentially deadly types of arrhythmias today are Atrial Fibrillation (AF) and Ventricular Tachycardia (VT).

•  AF is the most common arrhythmia affecting 33.5 million people worldwide, with as many as 6.1 million people in the U.S. now and expected 8-12 million by 2050. AF increases the risk of stroke 4x to 5x and contributes to ~750,000 hospitalizations per year. The direct cost of AF is approximately $6B annually; adding other indirect costs brings AF total cost to $26B.

• Ventricular arrhythmias account for approximately 300,000 sudden deaths per year in the United States alone.

Catheter ablation is fast becoming a first-line therapy, driving demand for improved technologies.

• Global Ablation Procedure Growth: 8.4% growth rate, from 973,220 in 2017 to 1.45 projected million in 2022.

• Complex Ablation Procedures: 440,629 in 2017 to 830,390 in 2022; 13.5% projected growth rate.

• Estimated 3,425 EP labs in US

• Estimated 3,915 EP labs OUS

INVESTMENT HIGHLIGHTS
Proven management team and independent Board of Directors
Substantial and growing market
Strong clinical data supports commercialization
Technology solves a critical unmet need, saves procedural time, and improves workflow efficiency
Flexible pricing model supports recurring revenue and continuous innovation
First customers are industry leaders
IP Strategy led by Sherpa Technology and Sterne Kessler Goldstein & Fox—59 allowed/issues patents
Significant Insider Ownership
National purchasing agreement with HCA, Inc.
10-year strategic collaboration with Mayo Clinic

CORPORATE SUMMARY
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PROVEN TEAM

BioSig is led by a proven management team with significant inside ownership. BioSig has brought together leading physicians, executives and engineering experts from leading medical centers of excellence, healthcare programs, Fortune 500 Companies and elite educational institutions for its Advisory Board, including Mayo Clinic, Mount Sinai Medical Center, UCLA, Johnson & Johnson, Nasdaq and Prudential Securities.

MANAGEMENT AND PAST EXPERIENCE	Kenneth L. Londoner, MBA Founder, Chairman, Chief Executive Officer, Director Endicott Management Partners; J & W Seligman & Co., Visiting Professor, Columbia University	Steve Buhaly Chief Financial Officer Qorvo; Longview Fibre; Planar Systems

	Gray Fleming Chief Commercial Officer St. Jude Medical; Abbott Laboratories	John Sieckhaus Chief Operating Officer St. Jude Medical; Abbott Laboratories

	Andrew Ballou VP, Investor Relations Janney Montgomery Scott LLC., RBC Capital Markets	Brenda Castrodad VP, Human Resources TisueTech, Inc., HeartWare Inc.

	Katie Freshwater VP, Marketing Cardinal Health, Medtronic, Kimberly-Clark Healthcare	Zachary Koch CCDS, CEPS, Clinical Director Abbott, St. Jude Medical

DIRECTORS	Donald E. Foley Director Former CEO & Chair: Wilmington Trust; Sr VP, Treas & Dir: ITT Corp; Asst Treas: International Paper Co	Patrick J. Gallagher, MBA Director Mg Dir: Laidlaw & Co.; Kinex Pharmaceuticals; Director: Cingulate Therapeutics, BDR Research Group, GC Capital Partners, Kidder Peabody

	David Weild IV, MBA Director Current Chairman & CEO; Weild & Co.; Former Vice Chairman: NASDAQ; Former Head of Corporate Finance & Equity Markets: Prudential Securities	Frederick D. Hrkac Director 30+ years of industry experience including Europe, Middle East & Africa President of Boston Scientific; Executive: Johnson & Johnson, Biosense Webster

	James Klein Director Former President of Infrastructure and Defense Products, Qorvo, where he was focused on bringing innovative RF technology to the medical testing market	James J. Barry Director Principal Owner; Convergent Biomedical Group LLC; former President and CEO; InspireMD, Inc.; former SVP of Corporate Technology at Boston Scientific

ANALYST COVERAGE	Laidlaw & Co (UK) Ltd., Taglich Brothers, Ascendiant Capital Markets, Trickle Research

BioSig Forward-Looking Statements: Statements contained in this release that are not historical facts may be deemed to be forward-looking statements. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, ability to obtain financing, regulatory approvals, competition and marketplace demand. More information, and BioSig risk factors, are set forth in its filings with the SEC. BioSig assumes no obligation to publicly update or revise its forward-looking statements. Data Sources: 2018 MD&D report, Worldwide Epidemiology of Atrial Fibrillation in the journal Circulation, 2013; CDC Fact Sheet on Atrial Fibrillation; American Heart Association; Ventricular Tachycardia in Medscape, December 2017; “Healthcare Costs Drop Sharply after Successful Ablation,” Marlene Busko, Medscape, May 4, 2016 , and Biolelectronic Medicine 2019-2029. IDTechEx Research. *As reported in the 09/30/21 form 10Q filed on November 15th, 2021.

CORPORATE SUMMARY

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